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                                                                    EXHIBIT 4.5

                                FIRST AMENDMENT
                                       TO
                                 LOAN AGREEMENT
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK



         This First Amendment to the Loan Agreement (this "First Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, a Texas chartered bank (the "Bank"), is entered into on this 4th day of April 1997 and shall be effective as of that date for all purposes.

                              W I T N E S S E T H:

         Borrower and Bank entered into a Loan Agreement dated December 6, 1996 (the "Loan Agreement"). Capitalized terms used, but not defined, herein shall have the meanings prescribed therefor in the Loan Agreement.

         Borrower has requested that Bank advance to Borrower, in addition to the revolving loan originally provided for in the Loan Agreement, a term loan in the amount of $3,000,000.00, and Bank has agreed to provide the requested term loan according to the terms set forth herein, which shall be incorporated into the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

         I.      Specific Amendments to Loan Agreement.

         Article I is hereby amended by adding, replacing or amending the following definitions therein:

                 "Borrower's IPO Closing" means the date on which an initial public offering of stock in Borrower is consummated and funded.





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                 "First Amendment" means the First Amendment to this Agreement executed by Borrower and Bank on April 4, 1997.

                 "Floating Rate" means: (a) with respect to the Revolving Loan evidenced by the Note, the Index Rate in effect from time to time plus three-quarters of one percent (.75%), and (b) with respect to the Term Loan evidenced by the Term Note, the Index Rate in effect from time to time plus two percent (2.00%).

                 "Notes" means, collectively, the Note and the Term Note, and any extension, renewal, rearrangement of, or substitute for either of such Notes. All references to the defined term, "Note," throughout this Agreement, as it existed prior to the First Amendment, shall be construed to refer to both of the Notes, with the exception of the references to the term, "Note," in the definitions of Floating Rate, Loan Excess, and Note, and in Sections 2.01 through 2.03, 2.06, 2.09, 3.01, 3.04 and Exhibit "B," all of which shall remain singular and shall be construed to refer to the Note evidencing the Revolving Loan.

                 "Revolving Loan(s)" means the Loan(s) made pursuant to Section
         2.01 hereof.

                 "Subordination Agreement" means each of the subordination agreements executed by each respective Guarantor on or about December 6, 1996, pursuant to Section 3.11 of the Agreement.

                 "Term Loan" means that certain $3,000,000.00 term loan made or to be made by Bank to Borrower pursuant to Section 2.15 hereof.

                 "Term Loan Maturity Date" means the earlier of January 5, 1998, or the date of Borrower's IPO Closing.

                 "Term Note" means the promissory note in the original face amount of $3,000,000.00 dated April 4, 1997, made by Borrower payable to the order of Bank, in substantially the form attached to the First Amendment as Exhibit "A," together with all deferrals, renewals, extensions, amendments, modifications or rearrangements thereof, which promissory note shall evidence the advances to Borrower by Bank pursuant to Section 2.15 hereof.





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         Article II is hereby amended to add the following sections:

                 2.15 Term Loan. Subject to the terms and conditions and relying on the representations and warranties contained in this Agreement, Bank agrees to make the Term Loan to Borrower in a single advance on or after April 4, 1997.

                 2.16 The Term Note. The obligation of Borrower to repay the Term Loan shall be evidenced by the Term Note.

                 2.17 Repayment of Term Loan. Interest on the Term Note, calculated as aforesaid in Section 2.04, shall be repaid by Borrower in monthly installments on the first day of each month following the advance from Bank to Borrower pursuant to Section 2.15, through and including the Term Loan Maturity Date, when the entire unpaid balance of the Term Note, inclusive of principal and interest, shall be paid in full.

                 2.18 Voluntary Prepayment of the Term Note. Borrower shall have the right and option to prepay, at any time subject to the contemporaneous payment of the prepayment fee prescribed below, the entire balance outstanding on the Term Note, together with all accrued, unpaid interest. No partial prepayments shall be permitted. If Borrower prepays the indebtedness evidenced by the Term Note prior to the Term Loan Maturity Date, then as consideration for and as a condition to such prepayment privilege, Borrower shall simultaneously pay Bank a fee in the amount of $30,000.00.

         Article III is hereby amended to add the following Section 3.20.

                 3.20 Conditions Precedent in Connection With the First Amendment. The obligation of Bank to make the Term Loan referred to in Section 2.15 of this Agreement is subject to satisfaction of the following conditions precedent:

                 (a) Receipt of Term Note, First Amendment and Certificate of Compliance. Bank shall have received the Term Note, multiple counterparts of the First Amendment, as requested by Bank, and the Certificate of Compliance duly executed by an authorized officer for Borrower.





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                 (b)      Receipt of Certified Copy of Corporate Proceedings
         and Certificate of Incumbency. Bank shall have received from Borrower copies of the resolutions of its board of directors authorizing the transactions set forth in the First Amendment and the execution of the First Amendment and the Term Note, such copy or copies to be certified by the secretary or an assistant secretary as being true and correct and in full force and effect as of the date of such certificate. In addition, Bank shall have received from Borrower a certificate of incumbency signed by the secretary or an assistant secretary setting forth (a) the names of the officers executing the First Amendment and the Term Note (b) the office(s) to which such Persons have been elected and in which they presently serve and (c) an original specimen signature of each such person.

                 (c) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in
         Article IV of this Agreement shall be true and correct in all material respects on the date of the making of such Term Loan with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loan.

                 (d) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the First Amendment shall be satisfactory to the firm of Hutcheson & Grundy, L.L.P., special counsel for Bank.

                 (e) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower or the Guarantors.

                 (h) Collateral Documents. As security for the payment of the Term Note and the performance of the obligations of Borrower and the Guarantors under this Agreement and the respective Guaranties, Bank shall have received the duly executed:





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                      (i)         Amendment and ratification by each Guarantor
                 of its respective Guaranty and Subordination Agreement, in form and substance satisfactory to Bank; and

                     (ii) a Stock Pledge Agreement from each Guarantor for the benefit of Bank covering the stock of Borrower owned by such Guarantor, along with a stock power, both in form and substance satisfactory to Bank.

                 (i) Facility Fee. Bank shall have received the Facility Fee in the amount of $30,000.00 as provided in that certain commitment letter between Bank and Borrower dated March 31, 1997.

         Section 5.01 is hereby amended in its entirety as follows:

                 5.01 Use of Funds. Use the proceeds advanced under the Revolving Loan to refinance the existing Indebtedness described on
         Schedule 3.10, acquire Oil and Gas Properties, conduct developmental drilling, and use as working capital for other ordinary business activities of Borrower, and use the proceeds advanced under the Term Loan to fund the cost of three dimensional seismic data programs, acquire Oil and Gas Properties, and conduct developmental drilling, and furnish Bank such evidence as it may reasonably require with respect to such uses.

         II. Reaffirmation of Representations and Warranties. To induce Bank to enter into this First Amendment, Borrower and each Guarantor hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                 A. The execution and delivery of this First Amendment and the performance by Borrower and each Guarantor of its obligations under this First Amendment are within Borrower's and each Guarantor's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of Borrower or any Guarantor or of any agreement binding upon Borrower or any Guarantor.





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                 B.       The Loan Agreement as amended by this First Amendment
         represents the legal, valid and binding obligations of Borrower and each Guarantor, enforceable against each in accordance with their respective terms subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                 C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

         III. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings herein.

         IV. Reaffirmation of Loan Agreement. This First Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         V. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower, the Guarantors and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower and each Guarantor certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

         VI. Governing Law. THIS FIRST AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This First Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this First Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.





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         VII.  Severability.  Whenever possible each provision of this First
Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this First Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this First Amendment.

         VIII. Execution in Counterparts. This First Amendment may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument, and any signed counterpart shall be deemed delivered by the party executing such counterpart if sent to any other party hereto by electronic facsimile transmission.

         IX. Section Captions. Section captions used in this First Amendment are for convenience of reference only, and shall not affect the construction of this First Amendment.

         X. Successors and Assigns. This First Amendment shall be binding upon Borrower, each Guarantor and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower, each Guarantor and Bank, and the respective successors and assigns of Bank.

         XI. Non-Application of Chapter 15 of Texas Credit Codes. The provisions of Chapter 15 of the Texas Credit Code (Vernon's Texas Civil Statutes, Article 5069-15) are specifically declared by the parties hereto not to be applicable to the Loan Agreement as hereby further amended or any of the other Loan Documents or to the transactions contemplated hereby.

         XII. Notice. THIS FIRST AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.





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         IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the day and year first above written.

                                        BORROWER

                                        CARRIZO OIL & GAS, INC.


                                        By: /s/ Frank A. Wojtek
                                            -----------------------------
                                                Frank A. Wojtek
                                                Vice President

                                        BANK

                                        COMPASS BANK


                                        By: /s/ Kathleen J. Bowen
                                            -----------------------------
                                                Kathleen J. Bowen
                                                Vice President






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                             SCHEDULES AND EXHIBITS

The schedules and exhibits have been intentionally omitted herefrom. The Company will furnish supplementally a copy of any or all of such omitted schedules and exhibits to the Commission upon request.








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